EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253,
33-59255 and 333-07949) of Santa Fe Energy Resources, Inc. of our report dated February 21, 1997 appearing on page 63 of this Form 10-K.

PRICE WATERHOUSE LLP
Houston, Texas
March 11, 1997